INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement of GS Financial Corp. on Form S-8 (Registration No. 333-70905) of our report dated January 21, 2005, relating to the consolidated financial statements of GS Financial Corp., which appears in this Form 10-K.

/s/ LaPorte, Sehrt, Romig, & Hand

A Professional Accounting Corporation

Metairie, Louisiana

March 28, 2005